UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 23, 2026

FiEE, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37649	04-2621506
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3-33, 2-chome Utajima, Nishiyodogawa District, Osaka, Japan

(Address of principal executive offices, including zip code)

+81 6 7509 3700

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17-CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17-CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.01 par value per share	FIEE	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On June 23, 2026, FiEE, Inc. (the “Company”) entered into a sales agreement (the “Sales Agreement”) with A.G.P./Alliance Global Partners (the “Sales Agent”), with respect to an at-the-market offering program pursuant to which the Company may offer and sell, from time to time at its sole discretion, shares of its common stock, par value $0.01 per share, having an aggregate offering price of up to an estimated $6,272,809 (the “Shares”), which is based on the limitations of General Instruction I.B.6 of Form S-3, through the Sales Agent. The Shares to be offered and sold under the Sales Agreement, if any, will be offered and sold pursuant to the Company’s shelf registration statement on Form S-3 (File No. 333-295474), which was originally filed with the U.S. Securities and Exchange Commission (“SEC”) on April 30, 2026 and amended on May 22, 2026 and declared effective by the SEC on June 11, 2026. The Company filed a prospectus supplement with the SEC on June 23, 2026 in connection with the offer and sale of the Shares pursuant to the Sales Agreement.

Pursuant to the Sales Agreement, the Sales Agent will use commercially reasonable efforts consistent with its normal trading and sales practices, applicable state and federal law, rules and regulations and rules of The Nasdaq Capital Market (“Nasdaq”) to sell the Shares in sales deemed to be “at-the-market” equity offerings as defined in Rule 415(a)(4) promulgated under the Securities Act of 1933, as amended (the “Securities Act”), including sales made directly on or through Nasdaq. If agreed to in a separate terms agreement, the Company may sell Shares to the Sales Agent as principal, at a purchase price agreed upon by the Sales Agent and the Company. The Sales Agent may also sell Shares in negotiated transactions with the Company’s prior approval. The offer and sale of the Shares pursuant to the Sales Agreement will terminate upon the earlier of (a) the issuance and sale of all of the Shares subject to the Sales Agreement or (b) the termination of the Sales Agreement by the Sales Agent or the Company pursuant to the terms thereof. The Company has no obligation to sell any of the Shares, and may at any time suspend offers under the Sales Agreement or terminate the Sales Agreement.

Pursuant to the Sales Agreement, the Company has agreed to pay the Sales Agent a commission of 3.25% of the aggregate gross proceeds from any Shares sold by the Sales Agent and to provide the Sales Agent with customary indemnification and contribution rights, including for liabilities under the Securities Act. The Company also will reimburse the Sales Agent for certain specified expenses in connection with entering into the Sales Agreement. The Sales Agreement contains customary representations and warranties and conditions to the placements of the Shares pursuant thereto. The Sales Agent’s obligations to sell the Shares under the Sales Agreement are subject to satisfaction of certain conditions.

The foregoing description of the Sales Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Sales Agreement, a copy of which is attached as Exhibit 10.1 hereto and is incorporated herein by reference.

K&L Gates LLP, counsel to the Company, has issued a legal opinion relating to the Shares. A copy of such legal opinion, including the consent included therein, is attached as Exhibit 5.1 hereto.

This Current Report on Form 8-K shall not constitute an offer to sell or solicitation of an offer to buy any Shares, nor shall there be any sale of the Shares in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities law of such state or other jurisdiction.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
5.1	Opinion of K&L Gates LLP, dated June 23, 2026.
10.1	Sales Agreement, dated June 23, 2026, between FiEE, Inc. and A.G.P./Alliance Global Partners.
23.1	Consent of K&L Gates LLP (contained in Exhibit 5.1 above).
104	Cover Page Interactive Data (embedded within Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIEE, INC.

Date: June 23, 2026	By:	/s/ Li Wai Chung
Li Wai Chung
Chief Executive Officer and President

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